As filed with the Securities and Exchange Commission on May 5, 1998

                                                      Registration No. 333-42225

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________

                        POST-EFFECTIVE AMENDMENT NO. ONE
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                         RUSHMORE FINANCIAL GROUP, INC.
                 (Name of small business issuer in its charter)

           TEXAS                                       75-2375969
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


                           13355 Noel Road, Suite 650
                              Dallas, Texas 75240
                                 (972) 450-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                        _______________________________

                                D.M. MOORE, JR.
                            Chief Executive Officer
                         Rushmore Financial Group, Inc.
                           13355 Noel Road, Suite 650
                              Dallas, Texas 75240
                                 (972) 450-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         _____________________________

                                    Copy to:

                             RONALD L. BROWN, ESQ.
                         Glast, Phillips & Murray, P.C.
                          13355 Noel Road, Suite 2200
                              Dallas, Texas 75240

     This Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933.

================================================================================
                          DEREGISTRATION OF SECURITIES

                          DEREGISTRATION OF SECURITIES
                          ----------------------------

     On February 17, 1998, the Registration Statement on Form SB-2 (File No. 333-42225) (the "Registration Statement") of Rushmore Financial Group, Inc. (the "Issuer") covering an aggregate of 1,250,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Issuer to be sold in its initial public offering, was declared effective by the Securities and Exchange Commission.

     Pursuant to the undertakings of the Issuer set forth in Part II of the Registration Statement, the Issuer hereby deregisters an aggregate of 434,659 shares of Common Stock covered by the Registration Statement that remain unsold as of the date of filing hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on April 30, 1998.

                                    Rushmore Financial Group, Inc.



                                    By:    /s/ D.M. Moore, Jr.
                                       --------------------------------------
                                       D. M. Moore, Jr., Chairman, President and
                                       Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Rushmore Financial Group, Inc., a Texas corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint D. M. Moore, Jr. and Jim W. Clark, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                                   DATE
---------                                     -----                                   ----


/s/ D. M. Moore, Jr.                          Chairman, President, Chief        April 30, 1998
---------------------------------------       Executive Officer and Director
D. M. Moore, Jr.                              (Principal Executive Officer)



/s/ Robert W. Hendren                         Controller and Chief Financial    April 30, 1998
---------------------------------------       Officer (Principal Financial
Robert W. Hendren                             and Accounting Officer)



*/s/ Jim W. Clark                             Director and Secretary            April 30, 1998
-----------------------------------------
Jim W. Clark


*/s/ F. E. Mowery                             Director                          April 30, 1998
----------------------------------------
F. E. Mowery



*/s/ Timothy J. Gardiner                      Director                          April 30, 1998
-------------------------------------
Timothy J. Gardiner



*/s/ H. Gary Curry                            Director                          April 30, 1998
-----------------------------------------
H. Gary Curry



*/s/ Mark S. Adler                            Director                          April 30, 1998
----------------------------------------
Mark S. Adler



*/s/ Harlan T. Cardwell, III                  Director                          April 30, 1998
------------------------------------
Harlan T. Cardwell, III


/s/ James Fehleison                           Director                          April 30, 1998
--------------------------------------
James Fehleison


/s/ Gayle C. Tinsley                          Director                          April 30, 1998
--------------------------------------
Gayle C. Tinsley



*By:/s/ D.M. Moore, Jr.
    ------------------------------------
D.M. Moore, Jr. Attorney-in-Fact